                                                                    EXHIBIT 99.2

                                 [VLASIC LOGO]

CONTACT: KEVIN G. LOWERY
         (856) 969-7417


                   VLASIC AND ITS BANKS AGREE IN PRINCIPLE TO

             WAIVER OF COVENANTS EXTENSION THROUGH FEBRUARY 28, 2001


CHERRY HILL, NJ - JUNE 28, 2000 -- Vlasic Foods International (NYSE: VL) announced today that the Company and its senior credit facility bank syndicate have reached an agreement in principle to extend its existing waiver of certain covenants of that facility through February 28, 2001, subject to mutually acceptable documentation.

        The credit facility is lead-arranged by J.P. Morgan Securities Co., and the syndication agent is Chase Securities, Inc.

        The Company is current on all outstanding debt instruments.

Forward Looking Statement

    This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company believes the assumptions underlying the forward-looking statements, including, among other things, those relating to financing, debt and negotiations with its bank syndicate are reasonable. However, any of the assumptions could be inaccurate, and therefore there can be no assurance that the forward-looking statements contained in this release will prove to be accurate. Additional information that could cause actual results to vary materially from the results anticipated may be found in the Company's most recent Form 10-K and other reports filed with the Securities Exchange Commission. Furthermore, the Company disclaims any obligation or intent to update any such factors or forward-looking statements to disclaim future events and developments.